Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In Re:	Chapter 11 Case No.

Northwest Airlines Corporation, et. al.	05-17930 (ALG)

Debtors	(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM JANUARY 1, 2006 TO JANUARY 31, 2006

DEBTOR’S ADDRESS:	NORTHWEST AIRLINES CORPORATION
2700 LONE OAK PARKWAY
EAGAN, MN 55121-1534

DEBTOR’S ATTORNEY:	CADWALADER, WICKERSHAM & TAFT LLP
ONE WORLD FINANCIAL CENTER
NEW YORK, NY 10281

(in thousands)
CONSOLIDATED MONTHLY DISBURSEMENTS:	$1,202,164

(in thousands)
CONSOLIDATED NET INCOME (LOSS):	$(349)

REPORT PREPARER:                     NORTHWEST AIRLINES CORPORATION (DEBTOR-IN-POSSESSION)

The undersigned, having reviewed the attached report and being familiar with the Debtor’s financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: February 28, 2007	/s/ Anna M. Schaefer
Anna M. Schaefer
Vice President - Finance and Chief Accounting Officer
(principal accounting officer)
2700 Lone Oak Parkway
Eagan, Minnesota 55121-1534
(612) 726-2111

Indicate if this is an amended statement by checking here:      AMENDED STATEMENT

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

		Page
Financial Statements as of January 31, 2007 and for the month ended January 31, 2007:

Condensed Consolidated Statement of Operations		3

Condensed Consolidated Balance Sheet		4

Condensed Consolidated Statement of Cash Flows		5

Notes to Condensed Consolidated Financial Statements		6

Detail of Disbursements by Filing Debtor Entity		14

Schedules:

Schedule 1:	Condensed Consolidating Statements of Operations for
	the month ended January 31, 2007	15

Schedule 2:	Condensed Consolidating Balance Sheets as of January 31, 2007	16

Schedule 3:	Condensed Consolidating Statements of Cash Flows for
	the month ended January 31, 2007	17

Schedule 4:	Schedule of Payments to Ordinary Course Professionals for
	the month ended January 31, 2007	18

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

for the month ended January 31, 2007

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in millions)

Operating Revenues
Passenger	$692
Regional carrier revenues	87
Cargo	60
Other	53
Total operating revenues	892

Operating Expenses
Aircraft fuel and taxes	265
Salaries, wages and benefits	202
Aircraft maintenance materials and repairs	62
Selling and marketing	57
Other rentals and landing fees	47
Depreciation and amortization	39
Aircraft rentals	32
Regional carrier expenses	71
Other	139
Total operating expenses	914

Operating Income (Loss)	(22)

Other Income (Expense)
Interest expense, net	(45)
Investment income	9
Reorganization items, net	(291)
Other, net	-
Total other income (expense)	(327)

Income (Loss) Before Income Taxes	(349)

Income tax expense (benefit)	-

Net Income (Loss)	$(349)

The accompanying notes are an integral part of these unaudited consolidated financial statements.  The above financial statement includes the operating results of certain non-debtor entities.  Please see consolidating financials in Schedules 1-3.

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

as of January 31, 2007

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)
Assets

Current Assets
Cash and cash equivalents	$1,622
Unrestricted short-term investments	614
Restricted cash, cash equivalents and short-term investments	512
Accounts receivable, net	619
Flight equipment spare parts, net	103
Prepaid expenses and other	346
Total current assets	3,816

Property and Equipment
Flight equipment, net	7,694
Other property and equipment, net	566
Total property and equipment	8,260

Flight Equipment Under Capital Leases, net	12

Other Assets
International routes	634
Investments in affiliated companies	41
Other	683
Total other assets	1,358
Total Assets	$13,446

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Air traffic liability	$1,720
Accounts payable and other liabilities	1,511
Current maturities of long-term debt and capital lease obligations	211
Total current liabilities	3,442

Long-Term Debt	3,954

Deferred Credits and Other Liabilities
Long-term pension and postretirement health care benefits	86
Other	161
Total deferred credits and other liabilities	247

Liabilities Subject to Compromise	13,866

Preferred Redeemable Stock Subject to Compromise	275

Common Stockholders' Equity (Deficit)
Common stock	1
Additional paid-in capital	1,506
Accumulated deficit	(7,732)
Accumulated other comprehensive income (loss)	(1,100)
Treasury stock	(1,013)
Total common stockholders' equity (deficit)	(8,338)
Total Liabilities and Stockholders' Equity (Deficit)	$13,446

The accompanying notes are an integral part of these unaudited consolidated financial statements.  The above financial statement includes the operating results of certain non-debtor entities.  Please see consolidating financials in Schedules 1-3.

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

for the month ended January 31, 2007

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

Cash Flows from Operating Activities
Net income (loss)	$(349)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Depreciation and amortization	39
Pension and other postretirement benefit contributions less than expense	(2)
Changes in certain assets and liabilities	227
Long-term vendor deposits/holdbacks	86
Reorganization items, net	291
Other, net	3
Net cash provided by (used in) operating activities	295

Cash Flows from Reorganization Activities
Net cash provided by (used in) reorganization activities	6

Cash Flows from Investing Activities
Capital expenditures	(5)
Proceeds from sales of short-term investments	(15)
Decrease (increase) in restricted cash, cash equivalents and short-term investments	(88)
Other, net	1
Net cash provided by (used in) investing activities	(107)

Cash Flows from Financing Activities
Proceeds from long-term debt	—
Payments of long-term debt and capital lease obligations	(33)
Other, net	—
Net cash provided by (used in) financing activities	(33)

Increase (Decrease) in Cash and Cash Equivalents	161

Cash and cash equivalents at beginning of period	1,461
Cash and cash equivalents at end of period	$1,622

Cash and cash equivalents and unrestricted short-term investments at end of period	$2,236

Supplemental Cash Flow Information:
Interest paid	$12

Investing and Financing Activities Not Affecting Cash:
Manufacturer financing of aircraft, aircraft pre-delivery deposits and
other non-cash transactions	$83

The accompanying notes are an integral part of these unaudited consolidated financial statements.  The above financial statement includes the operating results of certain non-debtor entities.  Please see consolidating financials in Schedules 1-3.

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The condensed consolidated financial statements of Northwest Airlines Corporation (“NWA Corp.”), a holding company whose principal indirect operating subsidiary is Northwest Airlines, Inc. (“Northwest”), include the accounts of NWA Corp. and all consolidated subsidiaries (collectively, the “Company”).  Unless otherwise indicated, the terms “we,” “us,” and “our” refer to NWA Corp. and all consolidated subsidiaries.  The condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) have been condensed or omitted as permitted by such rules and regulations. These financial statements and related notes should be read in conjunction with the financial statements and notes included in the Company’s Form 10-Q for the quarter ended September 30, 2006, and the Company’s audited consolidated financial statements, which are provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.  The Company’s accounting and reporting policies are summarized in “Note 2 – Summary of Significant Accounting Policies” in the Annual Report on Form 10-K for 2005.

As discussed in Note 2, on September 14, 2005 (the “Petition Date”), NWA Corp. and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp., also filed a voluntary petition for relief under Chapter 11.  The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG)” (the “Chapter 11 case”).  Accordingly, the accompanying condensed consolidated financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code (“SOP 90-7”), and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.

The Company maintains a Web site at http://www.nwa.com.  Annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, all amendments to those reports and other information about the Company are available free of charge through this Web site at http://ir.nwa.com as soon as reasonably practicable after those reports are electronically filed with or furnished to the SEC.  For information or questions concerning the Company’s Chapter 11 restructuring see: http://www.nwa-restructuring.com.

In the opinion of management, the interim financial statements reflect adjustments, consisting of normal recurring accruals, unless otherwise noted, which are necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods indicated.

The Company’s results of operations for interim periods are not necessarily indicative of the results for an entire year due to seasonal factors as well as competitive and general economic conditions.  The Company’s second and third quarter operating results have historically been more favorable due to increased leisure travel on domestic and international routes during the spring and summer months.

The Company believes that the material risks and uncertainties that could affect the outlook of an airline operating under Chapter 11 and in a global economy include, among others, the ability of the Company to continue as a going concern, the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, the ability of the Company to maintain adequate liquidity, the ability of the Company to absorb escalating fuel costs, the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time, the ability of the Company to develop, confirm and consummate a plan of reorganization with respect to its Chapter 11 proceedings, risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases, the ability of the Company to obtain and maintain normal terms with vendors and service providers, the Company’s ability to maintain contracts that are critical to its operations, the ability of the Company to realize assets and satisfy liabilities without substantial adjustments and/or changes in ownership, the potential adverse impact of the Chapter 11 proceedings on the Company’s liquidity or results of operations, the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the Company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the Company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and the Company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein.  Additional information with respect to these factors and other events that could cause differences between forward-looking statements and future actual results is contained in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Form 10-Q for the quarter ended September 30, 2006 and “Item 1. Business - Risk Factors Related to Northwest and the Airline Industry” in the Company’s Annual Report on Form 10-K for 2005.

Note 2 – Voluntary Reorganization Under Chapter 11

Background and General Bankruptcy Matters.  On September 14, 2005, NWA Corp. and 12 of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York.  Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp., also filed a voluntary petition for relief under Chapter 11.  The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG)”.  Accordingly, the accompanying consolidated financial statements have been prepared in accordance with SOP 90-7, and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.  The consolidated financial statements shown herein include certain subsidiaries that did not file to reorganize under Chapter 11.  The assets and liabilities of these subsidiaries are not considered material to the consolidated financial statements.

Our condensed consolidated financial statements have been prepared in accordance with GAAP on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, our condensed consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.  However, as a result of the Company’s Chapter 11 proceedings and other matters discussed in “Item 1. Business – Risk Factors Related to Northwest and the Airline Industry” in the Company’s Annual Report on Form 10-K for 2005, realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainties. Given these uncertainties, there is substantial doubt about the Company’s ability to continue as a going concern.

The Company is using the provisions of Chapter 11 to reorganize its business, targeting $2.5 billion in annual business improvements, in order to return to profitability on a sustained basis.  The Chapter 11 process will allow the Company to realize three major elements essential to its transformation, including:

•      Achieving $2.2 billion in annual reductions, including both labor and non-labor costs;

•      Resizing and optimization of the Company’s fleet to better serve Northwest’s markets;

•      Restructuring and recapitalization of the Company’s balance sheet, including a targeted reduction in debt and lease obligations of approximately $4.2 - $4.4 billion, providing debt and equity levels consistent with long-term profitability.

To date, the Company has made substantial progress and is on target to achieve these objectives.  These actions are outlined below and in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Restructuring Overview” in the Company’s Form 10-Q for the quarter ended September 30, 2006.

As required by the Bankruptcy Code, the United States Trustee for the Southern District of New York appointed on September 30, 2005, an Official Committee of Unsecured Creditors (the “Creditors’ Committee”).  The Creditors’ Committee and its legal representatives have a right to be heard on all matters that come before the Bankruptcy Court concerning the reorganization.  There can be no assurance that the Creditors’ Committee will support the Company’s positions or plan of reorganization.

With the exception of the Company’s non-debtor subsidiaries, the Company continues to operate the business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and applicable court orders.  In general, as debtor-in-possession, the Company is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.  In conjunction with the commencement of the Chapter 11 case, the Debtors sought and obtained several orders from the Bankruptcy Court that were intended to enable the Debtors to operate in the normal course of business during the Chapter 11 case.  The most significant of these orders (i) authorize the Company to honor pre-petition obligations to customers, (ii) authorize the Company to honor obligations to employees for pre-petition employee salaries, wages, incentive compensation, and benefits, and (iii) permit the Debtors to operate their consolidated cash management system during the Chapter 11 case in substantially the same manner as it was operated prior to the commencement of the Chapter 11 case.

The bankruptcy filing triggered defaults on substantially all the Company’s debt and lease obligations.  Under Section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against a debtor, including most actions to collect pre-petition indebtedness or to exercise control over the property of a debtor’s estate.  Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities are subject to settlement under the plan of reorganization.

The Debtors’ rights to possess and operate certain qualifying aircraft, aircraft engines and other aircraft-related equipment that are leased or subject to a security interest or conditional sale contract are governed by Section 1110 of the Bankruptcy Code.  Section 1110 provides that unless the Debtors take certain action within 60 days after the Petition Date or such later date as is agreed by the applicable lessor, secured party, or conditional vendor, the contractual rights of such financier to take possession of such equipment and to enforce any of its other rights or remedies under the applicable agreement are not limited or otherwise affected by the automatic stay or any other provision of the Bankruptcy Code.

The Section 1110 deadline for the Debtors was November 14, 2005.  The Debtors sought to restructure or reject obligations representing approximately 50% of its fleet count and have substantially completed over $400 million in annual aircraft ownership cost reductions, including interest, rent and depreciation expense.

The Debtors’ balance sheet debt as of December 31, 2006 included $1.7 billion in unsecured pre-petition debt obligations.  These obligations are reflected in the Debtors’ liabilities subject to compromise.

Under Section 365 of the Bankruptcy Code, debtors may assume, assume and assign, or reject certain executory contracts and unexpired leases, including leases of real property, aircraft, and aircraft engines, subject to the approval of the Bankruptcy Court and other conditions.  In general, rejection of an unexpired lease or executory contract is treated as a pre-petition breach of the lease or contract in question.  Subject to certain exceptions, this rejection relieves debtors of performing their future obligations under that lease or contract but entitles the lessor or contract counterparty to a pre-petition general unsecured claim for damages caused by the deemed breach.  These pre-petition general unsecured claims for damages, where appropriate, are reflected in the Debtors’ liabilities subject to compromise.  See “Note 4 – Liabilities Subject to Compromise” for additional information.

Labor Cost Restructuring.  The Company has implemented labor agreements with terms and conditions worth approximately $1.4 billion in annual labor cost savings.  The Company has reached consensual agreement on collective bargaining agreements (“CBAs”) with the Air Line Pilots Association (“ALPA”), the International Association of Machinists and Aerospace Workers (“IAM”), the Aircraft Technical Support Association (“ATSA”), the Transport Workers Union of America (“TWU”), and the Northwest Airlines Meteorologists Association (“NAMA”).  All of the agreements with ALPA, the IAM, ATSA, TWU, and NAMA were implemented on or before August 1, 2006.  Two rounds of salaried and management employee pay and benefit cuts have also been achieved and implemented.  In addition, the Company imposed contract terms on its technicians represented by the Aircraft Mechanics Fraternal Association (“AMFA”) in August 2005 and, under Section 1113(c) of the Bankruptcy Code, imposed contract terms on its flight attendants represented by the Association of Flight Attendants-Communication Workers of America (“AFA-CWA”) on July 31, 2006.  On November 6, 2006, the Company reached a ratified agreement with AMFA to end the labor dispute with the airline’s technicians.  The agreement maintains the necessary annual labor cost savings from AMFA-represented employees.

Section 1113(c) of the Bankruptcy Code permits a debtor to move to reject its CBAs if the debtor first satisfies a number of statutorily prescribed substantive and procedural prerequisites and obtains the Bankruptcy Court’s approval of the rejection or the expiration of the statutorily prescribed time period.  After bargaining in good faith and sharing relevant information with its unions, a debtor must make proposals to modify its existing CBAs based on the most complete and reliable information available at the time.  The proposed modifications must be necessary to permit the reorganization of a debtor and must provide that all the affected parties are treated fairly and equitably.  Ultimately, rejection of the CBAs is appropriate if the unions refuse to agree to a debtor’s necessary proposal “without good cause” and the Bankruptcy Court determines that the balance of the equities favors rejection.   In October 2005, the Company commenced Section 1113(c) proceedings with ALPA, the IAM, and the Professional Flight Attendants Association (“PFAA”) and has subsequently reached consensual agreement with ALPA and the IAM.

With respect to the Company’s flight attendants, the Company reached a tentative consensual agreement on a new contract with its flight attendants represented by the PFAA on March 1, 2006 (the “March TA”).  On June 6, 2006, the PFAA announced that its flight attendants failed to ratify the tentative agreement.  As a result of the flight attendants’ failure to ratify this agreement, the Company requested a ruling from the Bankruptcy Court on its Section 1113(c) motion to reject its existing flight attendant labor agreement and to permit the Company to impose new contract terms.  On June 29, 2006, the Bankruptcy Court granted the Company’s Section 1113(c) motion to reject its contract with the flight attendants and authorized the Company to implement the terms of the March TA; however, the Bankruptcy Court stayed implementation of the order until July 17, 2006.

Following the Bankruptcy Court’s June 29, 2006 ruling, the Company and the PFAA commenced negotiations to reach a new agreement.  On July 6, 2006, the Company’s flight attendants voted to change their union representation from the PFAA to the AFA-CWA.  Subsequently, the Company and the AFA-CWA continued negotiations to reach a new agreement, and on July 17, 2006, the parties announced that they reached a tentative consensual agreement (the “July TA”).  On July 31, 2006, the AFA-CWA announced that its members failed to approve the July TA.  As a result of the flight attendants’ failure to ratify the July TA, and in accordance with the Bankruptcy Court’s previous authorization, effective July 31, 2006 the Company implemented new contract terms and conditions for its flight attendants, consistent with the terms and conditions of the March TA.

On July 31, 2006, following the flight attendants’ failure to ratify a second proposed CBA and the Company’s subsequent imposition of new contract terms for the flight attendants, the AFA-CWA provided the Company with a 15-day notice of its intent to strike or engage in other work actions, including CHAOS (Create Havoc Around Our System).  In response, on August 1, 2006, the Company filed a motion with the Bankruptcy Court seeking to obtain an injunction against such activities.  The AFA-CWA subsequently extended the strike deadline by 10 days to August 25, 2006, in response to terrorist threats against air travel to and within the United States.  On August 17, 2006, the Bankruptcy Court denied the Company’s request for an injunction.  On August 18, 2006, the Company filed an appeal of the Bankruptcy Court’s decision with the United States District Court for the Southern District of New York (“U.S. District Court”). On August 25, 2006, the U.S. District Court issued an injunction pending appeal which temporarily prevented any work action by the AFA-CWA while the court considered the Company’s appeal.  The U.S. District Court reversed the Bankruptcy Court’s decision on September 15, 2006, and granted the Company’s request for a preliminary injunction to prevent a threatened strike or work action by the AFA-CWA.  Subsequently the AFA-CWA appealed the U.S. District Court’s ruling to the U.S. Second Circuit Court of Appeals.  Arguments related to this matter were heard on November 28, 2006 and a ruling on the appeal is pending.  In addition, the Company is currently in mediated negotiations with the AFA-CWA and representatives of the National Mediation Board (“NMB”).  The AFA-CWA has requested that it be released from further negotiations by the NMB; to date the NMB has not granted this request.  A strike or other form of self-help could have a material adverse effect on the Company.

On February 12, 2007, the AFA-CWA filed a motion with the Bankruptcy Court seeking reconsideration of the Bankruptcy Court’s decision to grant the Debtors’ Section 1113(c) motion to reject the Debtors’ collective bargaining agreement with the flight attendants.  The Debtors believe the motion is without merit and will oppose the AFA-CWA’s motion in the Bankruptcy Court.

The Company has also commenced proceedings under Section 1114 of the Bankruptcy Code, pursuant to which the Company is seeking reductions in the costs it incurs to provide medical benefits to retirees.  Negotiations with the committee formed to represent the Company’s retirees are ongoing.

Securities Trading Matters.  On October 28, 2005, the Bankruptcy Court entered an order that restricts the trading of the common stock and debt interests in the Company.  The purpose of the order is to ensure that the Company does not lose the benefit of its net operating loss carryforwards (“NOLs”) for tax purposes.  Under federal and state income tax law, NOLs can be used to offset future taxable income, and thus are a valuable asset of the Debtors’ estate.  Certain trading in the Company’s stock (or debt when the Company is in bankruptcy) could adversely affect the Company’s ability to use the NOLs.  Thus, the Company obtained an order that enables it to closely monitor certain transfers of stock and claims and restrict those transfers that may compromise the Company’s ability to use its NOLs.

The Company’s common stock ceased trading on the NASDAQ stock market on September 26, 2005 and now trades in the “over-the-counter” market under the symbol NWACQ.PK.  As provided in the Company’s Amended Plan filed on February 15, 2007, no value will be ascribed to the Company’s outstanding common stock, preferred redeemable stock, or other equity securities.  Upon the effective date of the Plan, the outstanding common stock of the Company will be cancelled for no consideration and therefore the Company’s stockholders will no longer have any interest as stockholders in the Company by virtue of their ownership of Company common stock prior to emergence from bankruptcy.

The New York Stock Exchange advised the Company on September 15, 2005, that trading in Northwest’s 10.5% Class D Pass Through Certificates, Series 2003-1 due April 1, 2009, ticker symbol NWB RP09, as well as the 9.5% Senior Quarterly Interest Bonds due August 15, 2039 (QUIBS), ticker symbol NWB, was suspended.  The QUIBS can still be traded on the “over-the-counter” market under the symbol NWBBQ.PK; however, the Company is no longer accruing or paying interest.

Plan of Reorganization.  In order to exit Chapter 11 successfully, the Company must propose, and obtain confirmation by the Bankruptcy Court of, a plan of reorganization that satisfies the requirements of the Bankruptcy Code.  A plan of reorganization would resolve, among other things, the Debtors’ pre-petition obligations and set forth the revised capital structure of the newly reorganized entity.  On January 12, 2007 the Company and thirteen of its direct and indirect subsidiaries, including Northwest, filed with the United States Bankruptcy Court for the Southern District of New York the Debtors’ Joint and Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”).  A copy of the Plan was attached as Exhibit 99.2 to our Current Report on Form 8-K dated January 12, 2007.

The Plan provides for the treatment of claims of creditors, the implementation of agreements with key labor groups, lenders, and suppliers, as well as the raising of new equity capital for NWA Corp.  The Plan proposes to restructure the Company’s balance sheet through the elimination of all pre-petition unsecured debt.  In exchange for their claims, unsecured creditors will receive common stock of the reorganized NWA Corp., and the right to purchase additional common stock in a rights offering. Because all unsecured creditor claims will not be satisfied in full, the pre-petition equity holders’ interests in NWA Corp.’s common and preferred stock will be cancelled, and those holders will not receive a distribution.

On January 12, 2007, the Court also granted the Company an extension until February 15, 2007 to file the related Disclosure Statement with respect to Debtors’ Joint Plan and Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code (“Disclosure Statement”).  Subsequently, on February 15, 2007, the Company filed its Disclosure Statement and First Amended Joint and Consolidated Plan of Reorganization (“Plan” or “Amended Plan”).  A hearing date of March 26, 2007 is proposed for the Court to approve the adequacy of information in the Disclosure Statement and authorize the Company to send the Disclosure Statement, the Plan and ballots to creditors entitled to vote on the Plan.  The Disclosure Statement contains detailed information about the Plan, the Court’s order approving the Disclosure Statement, notice of the time for filing acceptance or rejection of the Plan and timing of the hearing to consider confirmation of the Plan, financial projections and financial estimates regarding the Debtors reorganized business enterprise value and events leading up to the Chapter 11 case.

Copies of the Amended Plan and the Disclosure Statement were attached as Exhibits 99.2 and 99.3 to our Current Report on Form 8-K dated February 16, 2007, respectively. The information contained in the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, actions of third parties or otherwise.

After approval by the Court, the Company will distribute the Plan and Disclosure Statement to its creditors and begin a period of solicitation of creditors for acceptance of the Plan.  The Company expects to emerge from Chapter 11 during the second quarter of 2007.

Note 3 – Reorganization Related Items

The condensed consolidated financial statements have been prepared in accordance with SOP 90-7 and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business.  In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.

Reorganization items recorded during the month ended January 31, 2007, consisted primarily of charges associated with the Company’s implementation of an amended airline services agreement with Pinnacle Airlines, Inc. (“Pinnacle).  In connection with entering into this agreement, the Company granted Pinnacle an allowed general unsecured claim of $377.5 million for full and final satisfaction of any and all claims filed against the Debtors, which resulted in an incremental charge to reorganization expense of $307 million in January 2007.  The Company also recorded a net gain for the sale of three DC10-30 aircraft.  The charges for professional fees include only those professional fees related to the bankruptcy process.

Net reorganization items, as shown on the Condensed Consolidated Statement of Operations, consist of the following:

(in millions)	Month ended January 31, 2007
Pinnacle claim	$307
Asset sale	(8)
Professional fees	4
Other, net	(12)
Total reorganization expenses, net	$291

Note 4 – Liabilities Subject to Compromise

Liabilities subject to compromise refers to both secured and unsecured obligations that will be accounted for under a plan of reorganization, including claims incurred prior to the Petition Date.  These liabilities represent the estimated amount expected to be allowed on known or potential claims to be resolved through the Chapter 11 process, and remain subject to future adjustments arising from negotiated settlements, actions of the Bankruptcy Court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events.

The Debtors have endeavored to notify all of their known or potential creditors whose claims are subject to the Chapter 11 cases.  Subject to certain exceptions under the Bankruptcy Code, the Chapter 11 filings automatically stayed the continuation of any judicial or administrative proceedings or other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the time of filing on September 14, 2005.  The deadline for creditors to file proofs of claim with the Bankruptcy Court (the “Bar Date”) was August 16, 2006.  A proof of claim arising from the rejection of an executory contract must be filed the later of the Bar Date or 30 days from the effective date of the authorized rejection.  As of December 31, 2006, the dollar amount of all claims filed against the Debtors, as reflected on the claims register, totaled approximately $129 billion.  The remaining amount of the proofs of claim filed continues to far exceed our estimate of ultimate liability. Differences in amount between claims filed by creditors and liabilities shown in our records continue to be investigated and resolved in connection with our claims resolution process. The Debtors believe that many of these claims are subject to objection as being duplicative, overstated, based upon contingencies that have not occurred, or because they otherwise do not state a valid claim.  The foregoing amount does not include claims that were filed without a specified dollar amount, referred to as unliquidated claims, and claims that were filed after the Bar Date.  While significant progress has been made to date, the Debtors are still in the process of resolving claims in accordance with the claims resolution procedures approved by the Court; however completion of this process will likely occur well after confirmation of the Debtors’ Plan.  The Debtors believe that the aggregate dollar amount of unsecured claims currently appearing on the claims register far exceeds the total dollar amount of unsecured claims that will ultimately be allowed against the Debtors in the cases.  Although the ultimate dollar amount of such claims is not known at this time, the Debtors estimate that the amount will be in the range of $8.75 billion to $9.5 billion.  This estimate is subject to significant uncertainties relating to the resolution of various claims, including the resolution of contingent and unliquidated claims such as litigation.  As a result, there can be no assurance that the ultimate amount of such allowed claims will not exceed $9.5 billion.  This claims estimate does not include any amounts for administrative or priority claims.

Subsequent to its Chapter 11 filing, the Company recorded post-petition interest expense on pre-petition obligations only to the extent it believes the interest will be paid during the bankruptcy proceeding or that it is probable that the interest will be an allowed claim.  Had the Company recorded interest expense based on its pre-petition contractual obligations, post-petition interest expense would have increased by $12.5 million during the month ended January 31, 2007.

At January 31, 2007, the Company had liabilities subject to compromise of $13.9 billion, consisting of the following (in millions):

Debt, including accrued interest	$4,601
Pension, postretirement and other employee related expenses	3,899
Aircraft-related accruals, deferrals, and claims	2,955
Capital lease obligations, including accrued interest	238
Accounts payable and other liabilities	2,173
Total liabilities subject to compromise	$13,866

In addition to the $13.9 billion of liabilities subject to compromise itemized above, the Company’s $275 million of Preferred Redeemable Stock (“Series C Preferred Stock”) is also subject to compromise.  This preferred security is not presented as a liability on the Company’s Condensed Consolidated Balance Sheet due to its conversion features, as required by the provisions of SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

Note 5 – Taxes and Insurance

All post-petition tax obligations have been fully paid to the proper taxing authorities when due for the current month.  Additionally, all insurance premiums have been fully paid to the proper insurance company or broker when due during the current month, and all insurance policies are in force as of January 31, 2007.

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Detail of Disbursements By Filing Debtor Entity

for the month ended January 31, 2007

(Unaudited, in thousands)
Debtor Name	Case Number	Disbursement Total	Notes

NWA Fuel Services Corporation	05-17925 (alg)	$24,183
Northwest Aerospace Training Corporation	05-17944 (alg)	—
Northwest Airlines Holdings Corporation	05-17938 (alg)	32
NWA Inc.	05-17940 (alg)	1
Northwest Airlines, Inc.	05-17933 (alg)	1,147,923	(1)
MLT Inc.	05-17948 (alg)	29,431
Northwest Airlines Corporation	05-17930 (alg)	—	(2)
NWA Retail Sales Inc.	05-17950 (alg)	42	(2)
Montana Enterprises, Inc.	05-17952 (alg)	—	(3)
NW Red Baron LLC	05-17953 (alg)	—	(3)
Compass Airlines, Inc.	05-17949 (alg)	552	(4)
Aircraft Foreign Sales, Inc.	05-17955 (alg)	—	(3)
NWA Worldclub, Inc.	05-17956 (alg)	—	(3)
NWA Aircraft Finance, Inc.	05-19287 (alg)	—	(2	)(5)

	Total	$1,202,164

(1)                   Excludes certain operating expenditures mainly at foreign stations and related primarily to customer travel.  In relation to the level of monthly disbursements, these are de minimis.  Inclusion of such amounts would not change the quarterly fee, as the amount excluding such activity for the associated debtor already exceeds the maximum threshold amount.

(2)                   Company with irregular monthly disbursements.

(3)                   Inactive company - no activity.

(4)                   Formerly known as Northwest Airlines Cargo, Inc.

(5)                   Company filed for bankruptcy on September 30, 2005.

Schedule 1

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

for the month ended January 31, 2007

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(Unaudited, in millions)	Total Debtor Companies Net of Eliminations	Total Non-Debtor Companies	Debtor to Non-Debtor Eliminations	Northwest Airlines Corporation Consolidated
Operating Revenues
Passenger	$692	$—	$—	$692
Regional carrier revenues	87	—	—	87
Cargo	60	—	—	60
Other	53	5	(5)	53
Total operating revenues	892	5	(5)	892

Operating Expenses
Aircraft fuel and taxes	265	—	—	265
Salaries, wages and benefits	202	—	—	202
Aircraft maintenance materials and repairs	62	—	—	62
Selling and marketing	56	1	—	57
Other rentals and landing fees	47	1	(1)	47
Depreciation and amortization	38	1	—	39
Aircraft rentals	36	—	(4)	32
Regional carrier expenses	71	—	—	71
Other	140	(1)	—	139
Total operating expenses	917	2	(5)	914

Operating Income (Loss)	(25)	3	—	(22)

Other Income (Expense)
Interest expense, net	(43)	(2)	—	(45)
Investment income	9	—	—	9
Reorganization items, net	(291)	—	—	(291)
Other, net	1	(6)	5	—
Total other income (expense)	(324)	(8)	5	(327)

Income (Loss) Before Income Taxes	(349)	(5)	5	(349)

Income tax expense (benefit)	—	—	—	—

Net Income (Loss)	$(349)	$(5)	$5	$(349)

Schedule 2

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

as of January 31, 2007

CONDENSED CONSOLIDATING BALANCE SHEETS

(Unaudited, in millions)	Total Debtor Companies Net of Eliminations	Total Non-Debtor Companies	Debtor to Non-Debtor Eliminations	Northwest Airlines Corporation Consolidated
Assets

Current Assets
Cash and cash equivalents	$1,589	$33	$—	$1,622
Unrestricted short-term investments	614	—	—	614
Restricted cash, cash equivalents, and short-term investments	502	10	—	512
Accounts receivable, net	602	17	—	619
Flight equipment spare parts, net	103	—	—	103
Prepaid expenses and other	(21)	367	—	346
Total current assets	3,389	427	—	3,816

Property and Equipment
Flight equipment, net	7,406	288	—	7,694
Other property and equipment, net	544	22	—	566
Total property and equipment	7,950	310	—	8,260

Flight Equipment Under Capital Leases, net	12	—	—	12

Other Assets
International routes	634	—	—	634
Investments in affiliated companies	496	(1)	(454)	41
Other	731	(48)	—	683
Total other assets	1,861	(49)	(454)	1,358
Total Assets	$13,212	$688	$(454)	$13,446

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Air traffic liability	$1,720	$—	$—	$1,720
Accounts payable and other liabilities	1,476	35	—	1,511
Current maturities of long-term debt and capital lease obligations	187	24	—	211
Total current liabilities	3,383	59	—	3,442

Long-Term Debt	3,774	180	—	3,954

Deferred Credits and Other Liabilities
Long-term pension and postretirement health care benefits	86	—	—	86
Other	142	4	15	161
Total deferred credits and other liabilities	228	4	15	247

Liabilities Subject to Compromise	13,890	—	(24)	13,866

Preferred Redeemable Stock Subject to Compromise	275	—	—	275

Common Stockholders’ Equity (Deficit)
Common stock	1	14	(14)	1
Additional paid-in capital	1,506	105	(105)	1,506
Accumulated deficit	(7,732)	345	(345)	(7,732)
Accumulated other comprehensive income (loss)	(1,100)	(3)	3	(1,100)
Treasury stock	(1,013)	(16)	16	(1,013)
Total common stockholders’ equity (deficit)	(8,338)	445	(445)	(8,338)
Total Liabilities and Stockholders’ Equity (Deficit)	$13,212	$688	$(454)	$13,446

Schedule 3

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

for the month ended January 31, 2007

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(Unaudited, in millions)	Total Debtor Companies Net of Eliminations	Total Non-Debtor Companies	Debtor to Non-Debtor Eliminations	Northwest Airlines Corporation Consolidated
Cash Flows from Operating Activities
Net income (loss)	$(349)	$(5)	$5	$(349)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	38	1	—	39
Pension and other postretirement benefit contributions less than expense	(2)	—	—	(2)
Changes in certain assets and liabilities	218	9	—	227
Long-term vendor deposits/holdbacks	86	—	—	86
Reorganization items, net	291	—	—	291
Other, net	12	(4)	(5)	3
Net cash provided by (used in) operating activities	294	1	—	295

Cash Flows from Reorganization Activities
Net cash provided by (used in) reorganization activities	6	—	—	6

Cash Flows from Investing Activities
Capital expenditures	(5)	—	—	(5)
Proceeds from sales of short-term investments	(15)	—	—	(15)
Decrease (increase) in restricted cash, cash equivalents and short-term investments	(88)	—	—	(88)
Other, net	1	—	—	1
Net cash provided by (used in) investing activities	(107)	—	—	(107)

Cash Flows from Financing Activities
Proceeds from long-term debt	—	—	—	—
Payments of long-term debt and capital lease obligations	(33)	—	—	(33)
Other, net	—	—	—	—
Net cash provided by (used in) financing activities	(33)	—	—	(33)

Increase (Decrease) in Cash and Cash Equivalents	160	1	—	161

Cash and cash equivalents at beginning of period	1,429	32	—	1,461
Cash and cash equivalents at end of period	$1,589	$33	$—	$1,622

Cash and cash equivalents and unrestricted short-term investments at end of period	$2,203	$33	$—	$2,236

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended January 31, 2007

Ordinary Course Professional	Amount Due for Services Rendered for the month ended January 31, 2007		Amount Due for Services Rendered Case to Date	Amount Paid to Firm during the month ended January 31, 2007	Amount Paid to Firm Case to Date
A&S Associate	$—		$—	$—	$—
Alan S. Tilles. Esq./Shulman, Rogers, Gandal, Pordy & Ecker, P.A.	43		18,440	585	15,927
Alfredo Sanchez Navarro	—		—	—	—
American Appraisal Associates, Inc	—		47,411	—	47,411
Anagnostopoulos, Bazinas, Fifis	—		—	—	—
APA Law Office	—		—	—	—
ApplEcon, LLC	—		33,273	—	—
Arvode	6,000		22,441	—	16,441
Axley Brynelson, LLP	—		6,967	1,517	1,620
Baker & Hostetler LLP	4,000		15,309	4,661	7,867
Baker & McKenzie	—		68,215	—	64,372
Baker Botts	—		171,046	11,514	152,131
Baker, Donelson, Bearman, Caldwell & Berkowitz	—		218,052	—	218,052
Barger & Wolen LLP	—		8,701	8,701	8,701
Barnes & Thornburg	—		155	—	155
Barrosa & Porciuncula Law Office	—		—	—	—
Barry Hirsch, Ph.D.	—		—	—	—
Beck & Tysver	—		5,762	—	4,962
Bersenas Jacobsen Chouest Thomson Blackburn LLP	—		4,318	—	4,318
Bingham McCutchen LLP	1,000		12,952	1,685	10,452
Blank Rome LLP	—		11,607	—	9,994
Bleakley Platt & Schmidt, LLP	5,524		10,362	—	—
Bonner & Borhart, LLP	12,863		225,446	8,410	212,584
Brief, Justice, Carmen & Kleiman LLP	—		4,938	—	4,938
Briggs & Morgan	50,000		1,136,017	—	646,640
Bryan Cave Strategies	—		313,508	—	313,508
Buchman Law Firm, LLP	—		838	—	838
Capitol Hill Strategies, LLC	15,016		45,032	15,016	30,016
Capitol Tax Partners	15,000		248,000	15,000	233,000
Cassels Brock & Blackwell LLP	—		103	—	103
Cathy Abernathy Consultants	15,122		252,173	15,383	237,172
Cauthen Forbes & Williams	5,000		82,667	—	72,667
Clark & Company	—		10,377	—	10,377
Clark & Knasel, P.C.	—		408	—	408
Condon & Forsyth LLP	—		8,017	—	8,017
CRA International, Inc.	192,020	(1)	396,248	131,688	131,688
Crowell & Moring	—		57,277	—	57,277
D L Rothberg & Associates, PC	—		4,245	—	4,245
Daugherty, Fowler, Peregrin & Haught	25,000		411,249	54,122	307,020
David Fernandez/Ramirez Fernandez S.C.	—		224	—	—

(1)          Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended January 31, 2007

Ordinary Course Professional	Amount Due for Services Rendered for the month ended January 31, 2007		Amount Due for Services Rendered Case to Date	Amount Paid to Firm during the month ended January 31, 2007	Amount Paid to Firm Case to Date
David Keltie Associates	$—		$—	$—	$—
Davis, Wright, Tremaine LLP	—		12,660	—	12,660
Deacons	1,247		7,442	—	4,891
Dechert LLP	—		568	—	568
Deloitte & Touche	—		485,000	—	—
Dharmniti Auditing Co., Ltd	—		—	—	—
Dickinson, Wright PLLC	10,000		67,876	7,968	27,773
Domnern, Somgiat Boonma	—		—	—	—
Dr. Zanick/Park Nicollet Airport Clinic	35,417		585,556	—	479,306
Drinker Biddle	—		—	—	—
Ducharme, McMillen & Associates	2,000		538,486	2,775	438,075
Dudley Topper	—		187	—	187
Econ One	—		21,378	—	—
Elmendorf Strategies, LLC	15,000		30,000	30,000	30,000
Eric Johnson	4,000		66,658	4,000	62,133
Erin Kelly	4,124		38,327	1,340	35,006
Farris, Mathews, Branan, Bobango, Bobango, Hellen & Dunlap PLC	—		—	—	—
Fasken, Martineau, DuMoulin LLP	—		40,424	956	37,236
Fierce Isakowitz & Blalock	20,110		324,414	40,337	324,414
Fisher & Phillips LLP	—		—	—	—
Foley Hoag LLP	—		4,193	—	4,193
Follosco Morallos & Herce	—		2,024	2,024	2,024
Ford & Harrison	—		—	—	—
Fredrikson & Byron	3,000		138,656	5,077	133,447
Fried, Frank, Harris, Shriver	—		—	—	—
& Jacobson
Friedman, Suder & Cooke	—		—	—	—
Bernard Haberman	—		1,298	—	650
Fujikura Clinic	—		—	—	—
Gale Rubenstein/Goodmans LLP	—		11,187	—	11,187
George C. J. Moore	—		2,171	—	2,171
Goldfarb & Lipman	—		8,020	—	8,020
Grant Thornton LLP	—		16,381	—	16,381
Greenberg Traurig, LLP	—		2,699	—	2,699
Halleland, Lewis, Nilan, Sipkins	1,000		51,231	—	40,840
and Johnson
Healthy Medicine Society	—		—	—	—
Hocker Rueb Doeleman	—		1,506	366	1,506
Holland & Hart LLP	—		259	—	259
Honigman, Miller, Schwartz	5,000		274,957	49,971	263,243
& Cohn
Hudson Global Resources	500		14,804	856	13,904
Hughes, Hubbard & Reed LLP	153,000	(1)	441,164	10,206	86,528
Icaza, Gonzalez-Ruiz Aleman	—		2,774	—	2,774
Inoue Public Relations, Inc.	9,190		160,474	9,054	151,284
Ion Global Hong Kong	—		—	—	—

(1)          Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended January 31, 2007

Ordinary Course Professional	Amount Due for Services Rendered for the month ended January 31, 2007	Amount Due for Services Rendered Case to Date	Amount Paid to Firm during the month ended January 31, 2007	Amount Paid to Firm Case to Date
ITA, LLC	$—	$—	$—	$—
Jackson & Kelly PLLC	500	21,502	—	19,858
Jackson, Lewis LLP	300	42,630	—	12,486
Jacob & Weingarten	—	10,874	—	10,874
James Ashe-Taylor/Gibson, Dunn & Crutcher LLP	15,000	307,897	—	208,343
James M. Pelland, PLLC	193	3,394	580	2,274
James Gillula, Ph.D./Global Insight	—	—	—	—
Jefferson Wells International, Inc	—	28,770	—	28,770
Jenkens & Gilchrist	—	—	—	—
Jerry W. Blackwell, Esq/Blackwell Burke P.A.	22,528	69,085	—	14,162
Jessika Li-Juan Ko	4,000	61,804	—	53,861
Jockman Linguistic Services	—	—	—	—
John Holden	2,507	54,033	—	50,845
John Trerotola	7,538	106,958	6,120	99,420
Jorge de Regil/Baker & McKenzie	—	—	—	—
Jun He Law Offices	—	11,252	11,252	11,252
Kate Rios	2,414	46,870	1,125	45,179
Kaufman & Canoles	—	2,554	—	2,554
Kenney & Markowitz	—	553	—	553
Kiesewetter, Wise, Kaplan, Schwimmer & Prather, PLC	—	1,327	—	1,327
Kilpatrick Stockton LLP	—	6,950	—	6,950
Kim & Chang	5,000	45,921	1,725	28,145
King & Spalding	2,000	446,657	185	435,469
Kirkland & Ellis LLP	—	135,811	18,658	129,648
KPMG	30,000	508,189	28,275	408,677
Larson Allen	—	34,797	8,709	33,807
Lavery, DeBilly, LLP	—	2,084	—	764
Lee and Li	—	2,026	—	2,026
Leonard, Street and Deinard	20,000	212,930	32,240	171,367
Leslie Loew-Blosser, Esq	833	12,285	2,555	12,285
Lewis, Fisher, Henderson, Claxton & Mulroy, LLP	—	3,986	52	3,986
Littler Mendelson, P.C.	—	18,438	—	—
Lommen Nelson Law Firm	630	5,752	—	5,122
Low Yeap Toh & Goon	—	—	—	—
Loyens & Loeff	—	2,073	—	2,073
Luis Arguelles	—	—	—	—
Marr Hipp Jones & Wang, LLLP	—	1,453	—	948
Masaaki Hasegawa	—	—	—	—
Maxwell & Milder	—	45,333	—	45,333
Maymi, Rivera & Rotger, P.S.C.	—	5,769	—	5,769
McKool Smith	—	1,137	—	1,137
Mercer	—	36,426	—	36,426
Michael A. Freeman, Attorney at Law	—	850	—	850

(1)        Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended January 31, 2007

	Amount Due for			Amount Paid to
	Services Rendered for		Amount Due for	Firm during the
	the month ended		Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	January 31, 2007		Case to Date	January 31, 2007	Case to Date
Michael E. Korens, Esq	$2,050		$12,625	$3,350	$8,525
Michael L. Wachter, Ph.D.	—		3,600	—	3,600
Miller, Canfield, Paddock & Stone	—		503	—	503
Miller Thomson Pouliot LLP	—		531	—	531
MindShare Japan	—		—	—	—
Morrison, Cohen, Singer & Weinstein	—		1,040	—	1,040
Muchmore Harrington Smalley & Associates	—		—	—	—
Nagashima Ohno & Tsunematsu	4,000		347,125	46,265	307,159
New-Tech International	—		3,715	—	3,715
Nielsen, Merksamer, Parrinello, Mueller & Naylor LLP	—		—	—	—
Nixon Peabody LLP	—		—	—	—
Nutter, McClennen & Fish	—		11,440	—	11,440
Ogletree, Deakins, Nash, Smoak & Stewart PC	50,000		393,698	77,777	249,937
Oglivy & Mather Japan	—		—	—	—
O’Keefe Lyons & Hynes, LLC	—		15,833	—	15,833
O'Melveny & Myers LLP	200,000	(1)	1,431,148	—	509,474
ORC Worldwide	3,984		15,109	9,375	14,845
Orrick, Herrington & Sutcliffe, LLP	—		1,656	—	1,656
Osborn Maledon, P.A.	—		—	—	—
Patrick Mirandah Co.	—		2,124	—	2,124
Paula Forbes	—		11,983	—	11,983
Perkins Coie	—		16,574	305	16,574
Piper Rudnick LLP	5,000		260,625	20,522	253,375
Poblandor Bautista & Reyes Law Offices	—		15,042	11,307	15,042
Preston, Gates & Ellis	—		—	—	—
PriceWaterhouseCoopers	—		—	—	—
Proskauer Rose LLP	4,000		218,533	1,768	188,666
Quarles & Brady LLP	3,875		113,045	16,624	106,170
Quisumbing Torres	—		14,316	—	12,225
Real Estate Analysis Corporation	—		18,400	8,000	18,400
Richard Hohlt & Associates	—		20,000	—	20,000
Richard, Layton & Finger	—		5,818	—	5,818
Riches, McKenzie & Herbert	—		3,023	—	3,023
Rinku Town Clinic	—		—	—	—
Robbins, Russell, Englert, Orseck & Untereir LLP	—		11,000	—	11,000
Robert Brodin	40,000		661,333	96,000	607,733
Roberta Herbst	1,000		30,799	1,788	29,800
Ronald Jerich & Associates	6,000		54,667	14,000	54,667
Ryan & Company	—		—	—	—
Salo LLC	2,933		133,498	—	104,853
Samil Accounting Corp.	—		—	—	—
Samjong Accounting Corporation	—		—	—	—

(1)       Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended January 31, 2007

	Amount Due for		Amount Paid to
	Services Rendered for	Amount Due for	Firm during the
	the month ended	Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	January 31, 2007	Case to Date	January 31, 2007	Case to Date
Samsin HR Korea	$—	$—	$—	$—
Seer Consulting	—	—	—	—
Sher and Blackwell	2,000	9,584	1,015	5,464
Sherman & Howard L.L.C.	—	589	—	589
Shook, Hardy & Bacon LLP	—	—	—	—
Shook Lin & Bok	—	1,199	—	1,199
Shumaker and Sieffert	—	15,853	—	15,853
Sidley, Austin, Brown & Wood LLP	—	108,923	—	108,923
Siegel Moses & Schoenstadt	—	—	—	—
Skene Law Firm, P.C./Robert Skene, Esq.	—	2,257	—	2,257
SMC Investigations, LLC	—	—	—	—
Smith & Williams	—	—	—	—
Sonier Poulain & Associates	—	—	—	—
Steptoe & Johnson	—	—	—	—
Stikeman Elliot LLP	1,500	14,007	6,407	12,507
Stinson, Morrison Hecker	—	—	—	—
Strategic Federal Affairs	10,000	165,333	10,000	155,333
Sullivan & Baldick/Avenue Solutions	18,000	323,310	36,000	323,310
Sullivan & Cromwell	—	—	—	—
Sunrise Research	—	18,150	—	16,150
Susman Godfrey	—	17,267	—	2,722
Sycip Gorres Velayo & Co.	—	—	—	—
Sycip Salazar Hernandez & Gatmaitan	—	14,722	4,150	14,772
Symphony Incorporations	—	972	—	—
The Campbell-Hill Aviation Group	—	74,993	—	74,993
The Capitol Group LLC	2,000	33,067	4,000	31,067
TheMIGroup	—	—	—	—
Theresa Schulz	1,409	33,373	—	29,292
Torkildson, Katz, Fonseca, Jaffe, Moore and Hetherington	—	6,492	—	6,492
Troutman Sanders LLP	35,000	511,335	39,972	424,227
Ushijima, Teramae & Wade Law Firm	1,653	101,571	1,681	99,918
Van Mens & Wesselink	—	98,313	11,475	31,303
Vaughan & Murphy	—	—	—	—
Vaughn-Lee & Associates	5,095	13,065	1,799	9,769
Venable LLP	1,800	14,476	1,779	10,801
Vercruysse, Murray & Calzone	10,561	112,715	16,312	75,391
Vertex Tax Technology Enterprises	—	11,086	—	11,086
Virtual Communications, Inc.	—	—	—	—
Ward & Olivo	—	141,493	—	34,283
Wiener & Associates	2,000	33,067	2,000	31,067
White & Case	—	44,508	—	13,886
Wiggin & Nourie, P.A.	—	913	—	913

(1)       Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

Schedule 4

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

Schedule of Payments to Ordinary Course Professionals

for the month ended January 31, 2007

	Amount Due for		Amount Paid to
	Services Rendered for	Amount Due for	Firm during the
	the month ended	Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	January 31, 2007	Case to Date	January 31, 2007	Case to Date
Wiley Rein & Fielding LLP	$2,000	$169,305	$—	$160,782
Winterbauer & Diamond PLLC	—	8,737	405	8,737
Winthrop & Weinstine	4,073	48,310	4,000	44,188
Yoshie Ogawa	11,740	193,445	21,666	192,539
Zobella & Co. Inc.	—	964	—	820
Zuckert, Scoutt & Rasenberger LLP	4,000	70,870	4,031	62,056

TOTALS	$1,159,290	$15,745,983	$1,018,450	$11,521,197

(1)       Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.